Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces First Quarter 2019 Results

Company Achieves Record High Production of 11,958 Boe/d(1) with Phillips Assets

FORT WORTH, Texas, May 9, 2019 — Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell Royalty Partners” or “Kimbell”), a leading owner of oil and natural gas mineral and royalty interests in over 92,000 gross producing wells across 28 states, today announced financial and operating results for the first quarter ended March 31, 2019.  Q1 2019 revenue, consolidated net loss and consolidated adjusted EBITDA shown below only reflect seven days of production and operating activities from the Phillips assets.

First Quarter 2019 Highlights

•                  Q1 2019 distribution of $0.37 per common unit; implies an annualized yield of 9.1% based on the May 8, 2019 closing price of $16.30 per common unit

•                  Q1 2019 average daily production of 11,958 barrels of oil equivalent (“Boe”) per day(1), up 228% from Q1 2018, with total Q1 2019 production of 902,877(2) Boe, consisting of 226,601 barrels (“Bbls”) of oil, 3,336,723 thousand cubic feet (“Mcf”) of natural gas and 120,155 Bbls of natural gas liquids (“NGLs”)

•                  Reaffirms guidance for 2019 that was initiated in the company’s March 25, 2019 press release

•                  Q1 2019 oil, natural gas and NGL revenues of $22.8 million, up 111% from Q1 2018

•                  Q1 2019 consolidated net loss (including non-controlling interest) of $5.3 million compared to a net loss of $52.8 million (included a non-cash impairment expense of $54.8 million) in Q1 2018

•                  Q1 2019 consolidated adjusted EBITDA (as defined and reconciled below) of $16.1 million, up 111%, from $7.6 million in Q1 2018

•                  Kimbell expects that substantially all of the Q4 2018 and Q1 2019 distributions to a common unitholder will not constitute taxable dividend income and instead will generally result in non-taxable reductions to the tax basis of the unitholder’s common units

Robert Ravnaas, chairman and chief executive officer of Kimbell Royalty Partners’ general partner commented, “We are excited to announce our record first quarter 2019 average daily production of 11,958 Boe/d(1).  The Phillips assets are performing above our expectations and we anticipate many years

(1)  Reflects average daily production during the period from March 25, 2019 through March 31, 2019 after giving effect to the Phillips acquisition.  Kimbell was entitled to the cash flows from the Phillips assets as of January 1, 2019 even though the acquisition closed on March 25, 2019.

(2)  Includes production attributable to the assets acquired in the Phillips acquisition for the period from March 25, 2019 through March 31, 2019 on a 6:1 basis.

of additional development across this newly acquired mineral position.  With our first quarter distribution of 37 cents per common unit, which will be paid on May 13, 2019, we will have paid out $3.27 per common unit in distributions in just over two years since our IPO, which is 18% of our IPO price.  Our balance sheet remains conservative at approximately 1.1x debt to consolidated adjusted EBITDA (reflecting a full quarter of the Phillips assets) and deal flow is strong as we continue to evaluate a number of transactions across the minerals space.”

We continue to experience the best of both worlds from our broad, stable and diverse portfolio of assets, featuring organic growth from our recently acquired assets, coupled with the stability of one of the industry’s lowest PDP decline rate from Kimbell’s legacy assets.”

First Quarter 2019 Distribution

On April 26, 2019, Kimbell announced a cash distribution of $0.37 per common unit, a 7.5% reduction as compared to the fourth quarter of 2018 primarily due to a 9.4% reduction in realized prices between quarters.  Kimbell expects substantially all of this distribution will not constitute taxable dividend income and instead will generally result in a non-taxable reduction to the tax basis of a unitholder’s common units.  The reduced tax basis will increase a unitholder’s capital gain (or decrease a unitholder’s capital loss) when the unitholder sells its units.

Financial Highlights

Total first quarter 2019 revenues increased 65% from the first quarter of last year to $17.9 million.  First quarter 2019 net loss attributable to common units was $3.7 million, or $0.21 per common unit, compared to net loss attributable to common units of $52.8 million (included a non-cash impairment expense of $54.8 million) in the first quarter of last year.

Total first quarter 2019 consolidated adjusted EBITDA was $16.1 million, versus $7.6 million in the first quarter of last year (consolidated adjusted EBITDA is a non-GAAP financial measure.  Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).  During the first quarter 2019, average realized price per Bbl for oil was $50.89, natural gas per Mcf was $2.68, and NGLs per Bbl was $19.70.

Kimbell recorded a $2.8 million non-cash impairment expense in the first quarter of 2019 as a result of its full-cost ceiling analysis during the quarter.  This non-cash impairment expense is not expected to impact the cash flow available for distribution generated by Kimbell nor its liquidity or ability to make acquisitions in the future.

General and administrative (“G&A”) expenses were $5.3 million in Q1 2019, of which $3.6 million was cash G&A expense.

As of March 31, 2019, Kimbell had outstanding 19,495,403 common units and 27,414,342 Class B units.  As of May 8, 2019, Kimbell had outstanding 23,095,403 common units and 23,814,342 Class B units.  The change in the mix between units is due to an exchange of certain Class B units for an equal number of common units following the first quarter of 2019.

Production

First quarter 2019 average daily production increased 19% from the Q4 2018 and 228% from Q1 2018, to 11,958 Boe per day (reflects average daily production during the period from March 25, 2019 through March 31, 2019 after giving effect to the Phillips acquisition), for total production of 902,877 Boe.  First quarter 2019 average daily production for the full quarter was 10,032 Boe per day.  Production for Q1 2019 was composed of approximately 38% from liquids (25% from oil and 13% from NGLs) and 62% from natural gas on a 6:1 basis.

2019 Guidance

Kimbell reaffirms its financial guidance for 2019 that was initiated in the company’s March 25, 2019 press release.

Liquidity

At March 31, 2019, Kimbell’s debt to consolidated adjusted EBITDA was 1.1x (reflecting a full quarter of the Phillips assets) based on Q1 2019 annualized consolidated adjusted EBITDA.

At March 31, 2019, Kimbell had $87.3 million outstanding under its $200.0 million revolving credit facility and was in compliance with all related financial covenants.

Hedging

Kimbell hedges its daily production in a manner that approximates the amount of debt and/or preferred equity as a percent of its enterprise value.  As of March 31, 2019, Kimbell had hedged daily oil and natural gas production of approximately 20% of its production.  Please see the supplemental schedule at the end of this news release for hedging details.

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss first quarter 2019 results.  To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time.  A telephonic replay will be available through May 16, 2019 by dialing 201-612-7415 and using the conference ID 13688870#.  A webcast of the call will also be available live and for later replay on Kimbell Royalty Partners’ website at http://kimbellrp.investorroom.com under Events and Presentations.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is an oil and gas mineral and royalty limited partnership based in Fort Worth, Texas. Kimbell is managed by its general partner, Kimbell Royalty GP, LLC.  Kimbell owns mineral and royalty interests in approximately 13 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 92,000 gross producing wells with over 40,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements involve risks and uncertainties, including risks and uncertainties relating to the tax treatment of Kimbell’s distributions, Kimbell’s business, prospects for growth and acquisitions and the securities markets generally.  Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell’s filings with the Securities and Exchange Commission (“SEC”).  These include risks that the anticipated benefits of the Phillips acquisition are not realized, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks related to the impairment of oil and natural gas properties; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks regarding Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; risks relating to Kimbell’s hedging activities; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks relating to delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to borrowing base redeterminations by Kimbell’s lenders; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to acquisitions, dispositions and drop downs of assets; risks relating to Kimbell’s ability to realize the anticipated benefits from and to integrate acquired assets, including the assets acquired in the Phillips acquisition; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

March 31,
2019
Assets:
Current assets
Cash and cash equivalents	$13,544
Oil, natural gas and NGL receivables	21,471
Commodity derivative assets	30
Other current assets	543
Total current assets	35,588
Property and equipment, net	755
Oil and natural gas properties
Oil and natural gas properties (full cost method)	987,149
Less: accumulated depreciation, depletion and accretion	(120,853)
Total oil and natural gas properties	866,296
Right-of-use assets, net	598
Loan origination costs, net	2,921
Total assets	$906,158
Liabilities, mezzanine equity and unitholders’ equity:
Current liabilities
Accounts payable	$1,164
Other current liabilities	3,246
Total current liabilities	4,410
Commodity derivative liabilities	967
Lease liabilities	593
Long-term debt	87,310
Total liabilities	93,280
Commitments and contingencies
Mezzanine equity:
Series A preferred units	70,276
Unitholders’ Equity:
Common units	300,579
Class B units	1,371
Total unitholders’ equity	301,950
Noncontrolling interest	440,652
Total equity	742,602
Total liabilities, mezzanine equity, and equity	$906,158

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit count)

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
Revenue
Oil, natural gas and NGL revenues	$22,833	$10,808
Lease bonus and other income	84	368
Loss on commodity derivative instruments	(4,970)	(285)
Total revenues	17,947	10,891
Costs and expenses
Production and ad valorem taxes	1,597	816
Depreciation, depletion and accretion expenses	10,281	4,456
Impairment of oil and natural gas properties	2,802	54,753
Marketing and other deductions	1,857	570
General and administrative expenses	5,333	2,771
Total costs and expenses	21,870	63,366
Operating loss	(3,923)	(52,475)
Other expense
Interest expense	1,423	350
Net loss	(5,346)	(52,825)
Distribution and accretion on Series A preferred units	(3,470)	—
Net loss attributable to noncontrolling interests	5,152	—
Distributions on Class B units	(23)	—
Net loss attributable to common units	$(3,687)	$(52,825)

Basic	$(0.21)	$(3.23)
Diluted	$(0.21)	$(3.23)
Weighted average number of common units outstanding
Basic	17,971,300	16,345,117
Diluted	17,971,300	16,345,117

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is used as a supplemental non-GAAP financial measure by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.  We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations period to period without regard to our financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to our unitholders.  We define Adjusted EBITDA as net income (loss) before interest expense, net of capitalized interest, non-cash unit-based compensation, unrealized gains and losses on commodity derivative instruments, impairment of oil and natural gas properties, income taxes and depreciation, depletion and accretion expense.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  We expect that cash available for distribution for each quarter will generally equal our Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the board of directors may determine is appropriate.

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2019	March 31, 2018
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$15,812	$7,294
Interest expense	1,423	350
Impairment of oil and natural gas properties	(2,802)	(54,753)
Amortization of right-of-use assets	(11)	—
Amortization of loan origination costs	(258)	(16)
Unit-based compensation	(1,770)	(669)
Change in fair value of open commodity derivative instruments	(5,166)	(212)
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	(1,294)	(233)
Other receivables	492	135
Accounts payable	692	(379)
Other current liabilities	(777)	464
Lease liabilities	17	—
Consolidated EBITDA	$6,358	$(48,019)
Add:
Impairment of oil and natural gas properties	2,802	54,753
Unit-based compensation	1,770	669
Change in fair value of open commodity derivative instruments	5,166	212
Consolidated Adjusted EBITDA	$16,096	$7,615
Adjusted EBITDA attributable to non-controlling interest	(9,407)	—
Adjusted EBITDA attributable to Kimbell Royalty Partners LP	$6,689	$7,615

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

Three Months Ended
March 31, 2019

Net loss	$(5,346)
Depreciation, depletion and accretion expenses	10,281
Interest expense	1,423
Consolidated EBITDA	$6,358
Impairment of oil and natural gas properties	2,802
Unit-based compensation	1,770
Change in fair value of open commodity derivative instruments	5,166
Consolidated Adjusted EBITDA	$16,096
Adjusted EBITDA attributable to non-controlling interest	(9,407)
Adjusted EBITDA attributable to Kimbell Royalty Partners LP	$6,689

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	624
Cash distributions on Series A preferred units	800
Cash distributions on Class B units	23
Cash available for distribution on common units	$5,242

Common units outstanding on March 31, 2019	19,495,403

Cash available for distribution per common unit outstanding	$0.27

Common units outstanding on May 6, 2019 Record Date	23,095,403

First quarter 2019 distribution declared(1)	$0.37

(1) The difference between the declared distribution and the cash available for distribution is primarily attributable to the acquisition of the Phillips assets being effective on January 1, 2019, but only reflected in the condensed consolidated financial statements from March 25, 2019 onward.

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

Three Months Ended
March 31, 2018

Net loss	$(52,825)
Depreciation, depletion and accretion expenses	4,456
Interest expense	350
EBITDA	$(48,019)
Impairment of oil and natural gas properties	54,753
Unit-based compensation	669
Unrealized loss on commodity derivative instruments	212
Adjusted EBITDA	$7,615

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	475
Cash available for distribution	$7,140

Limited partner units outstanding(1)	16,834,984

Cash available for distribution per common unit outstanding	$0.42

(1)  As of first quarter 2018 distribution record date of May 7, 2018.

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited)

Fixed Price Swaps as of March 31, 2019
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
2Q 2019	55,874	962,143	$61.47	$2.74
3Q 2019	56,488	972,716	$61.47	$2.74
4Q 2019	56,488	972,716	$61.47	$2.74
1Q 2020	55,874	962,143	$60.22	$2.89
2Q 2020	55,874	962,143	$60.68	$2.51
3Q 2020	56,304	829,288	$50.45	$2.53
4Q 2020	56,304	829,288	$50.65	$2.63
1Q 2021	51,570	726,030	$56.10	$2.85